Exhibit 10.8

CLIFFORD CHANCE LLP
EXECUTION VERSION

FINCAR FLEET B.V.

AS DUTCH FLEETCO

AVIS BUDGET AUTOVERMIETUNG GMBH & CO. KG

AS GERMAN OPCO

AND

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

AS FLEETCO SECURITY AGENT

MASTER GERMAN FLEET PURCHASE

AGREEMENT

Schedule 4 Form of Director’s Certificate Regarding Vehicle Manufacturer Agreements and Vehicle Dealer Agreements	38

Schedule 5 Form of VAT Certificate	40

THIS MASTER GERMAN FLEET PURCHASE AGREEMENT (the “Agreement”) is made on 5 March 2013.

BETWEEN:

(1)	FINCAR FLEET B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands having its official seat (statutaire zetel) in Amsterdam, The Netherlands and its office at Rapenburgerstraat 175B, 1011 VM Amsterdam, The Netherlands registered with the Dutch Trade Register of the Chamber of Commerce under number 55227732 (“Dutch FleetCo”);

(2)	AVIS BUDGET AUTOVERMIETUNG GMBH & CO. KG, a limited partnership (Kommanditgesellschaft) with a limited liability company (Gesellschaft mit beschränkter Haftung) as its general partner (Komplementär) established under the laws of Germany, having its business address at Zimmersmühlenweg 21, 61440 Oberursel, Germany and registered with the Commercial Register (Handelsregister) of the Local Court (Amtsgericht) of Bad Homburg under HRA 3033 (“German OpCo”); and

(3)	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, in its capacity as FleetCo Security Agent for the FleetCo Secured Creditors (the “FleetCo Security Agent”),

(each, a “Party” and, together, the “Parties”).

WHEREAS

(A)	German OpCo has, from time to time, purchased and may, from time to time, purchase Vehicles from Vehicle Manufacturers and/or Vehicle Dealers pursuant to Vehicle Manufacturer Agreements and Vehicle Dealer Agreements.

(B)	German OpCo wishes from time to time to sell certain of such Vehicles to Dutch FleetCo, whereby it is the intention of the Parties to agree that legal title, including any expectancy/inchoate rights (Anwartschaftsrechte) of such Vehicles shall be transferred to Dutch FleetCo in accordance with this Agreement. The Parties wish to record the terms of such sale and transfer of Vehicles hereunder.

(C)	German OpCo wishes from time to time to be able to repurchase the Vehicles from Dutch FleetCo, whereby it is the intention of the Parties to agree that legal title and any expectancy/inchoate rights (Anwartschaftsrechte) of such Vehicles, subject to the conditions set out in this Agreement, shall be transferred from Dutch FleetCo (as authorised by the FleetCo Security Agent in accordance with the German Security Transfer Agreement) to German OpCo, and then to the relevant Vehicle Manufacturer, Vehicle Dealer or a third party in accordance with this Agreement and the relevant Vehicle Manufacturer Agreement, Vehicle Dealer Agreement or any other on-sale agreement, as the case may be. The Parties wish to record the terms of such repurchase and transfer of the Vehicles hereunder.

(D)	Pursuant to the terms of the Master German Fleet Lease Agreement entered into between German OpCo, Dutch FleetCo and the FleetCo Security Agent, Dutch FleetCo will from time to time lease back such Vehicles to German OpCo.

(E)	The Vehicles sold and transferred in accordance with this Agreement will be the subject of a German Security Transfer Agreement dated on or about the date hereof entered into between, inter alios, Dutch FleetCo and the FleetCo Security Agent (the “German Security Transfer Agreement”). The Parties are aware of the security transfer of the Vehicles thereunder and acknowledge the provisions of such German Security Transfer Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

1.1.1	Unless otherwise defined in this Agreement or the context requires otherwise, capitalised words and expressions used in this Agreement have the meanings ascribed to them in the Master Definitions Agreement dated on or about the date hereof, and entered into by, amongst others, the Issuer, the Issuer Security Trustee and the Transaction Agent (the “Master Definitions Agreement”) (as the same may be amended, varied or supplemented from time to time).

1.1.2	In this Agreement the following definition is also used:

“Related Rights” means all rights present and future, actual and contingent of German OpCo against the relevant Vehicle Manufacturer or Vehicle Dealer (as applicable) arising out of, or in connection with, any covenants, undertakings, representations, warranties and guarantees in favour of German OpCo under the relevant Vehicle Purchasing Agreements and all rights present and future, actual and contingent of German OpCo against the relevant Vehicle Manufacturer under law.

1.2	Construction

The provisions of clause 2 (Principles of Interpretation and Construction) of the Master Definitions Agreement shall apply herein as if set out in full herein.

1.3	Interpretation

1.3.1	Terms used in this Agreement including such terms defined in the Master Definitions Agreement but referred to in this Agreement shall be interpreted under Dutch or, respectively, where applicable, German law as further specified in this Agreement.

1.3.2	Where a German legal term has been used herein, such German legal term (and not the English legal term or concept to which it relates) shall be authoritative for the purpose of construction.

1.3.3	Where a Dutch legal term has been used herein, such Dutch legal term (and not the English legal term or concept to which it relates) shall be authoritative for the purpose of construction.

1.4	Inconsistencies with other Transaction Documents

If there is any inconsistency between the definitions given in this Agreement and those given in the Master Definitions Agreement or any other Transaction Document, the definitions set out in this Agreement will prevail.

2.	COMMON TERMS

2.1	Incorporation of Common Terms

The Common Terms shall be incorporated by reference into this Agreement except that Clause 27 (Non-Petition and Limited Recourse) and Clause 12 (Confidentiality) of the Framework Agreement shall not be incorporated herein.

2.2	Conflict with Common Terms

If there is any conflict between the Common Terms as incorporated by reference into this Agreement and the other provisions of this Agreement, the provisions of the incorporated Common Terms shall prevail to the fullest extent permitted by applicable law. For the purpose of this Agreement the Common Terms shall be governed, read and construed in accordance with Dutch law.

PART 1

SALE AND TRANSFER OF TITLE FROM GERMAN OPCO TO DUTCH

FLEETCO

3.	OFFER AND ACCEPTANCE AND TRANSFER OF TITLE TO THE VEHICLES

3.1	German OpCo may from time to time offer:

3.1.1	to sell to Dutch FleetCo (which includes a request to lease back the same vehicles from Dutch FleetCo under the Master German Fleet Lease Agreement) vehicles (together with all Related Rights) which German OpCo has previously purchased from a Vehicle Manufacturer or Vehicle Dealer pursuant to a relevant Vehicle Manufacturer Agreement or Vehicle Dealer Agreement (including, but not limited to, German OpCo Existing Fleet Vehicles); and

3.1.2	to unconditionally and irrevocably transfer directly to Dutch FleetCo, legal title (übereignen) to such vehicles, any expectancy/inchoate rights (Anwartschaftsrechte) and all Related Rights relating to such vehicles (each, a “Purchase Offer and Lease Request”). Each Party acknowledges that Dutch FleetCo has agreed to transfer title, any expectancy/inchoate rights (Anwartschaftsrechte) and all Related Rights relating to the Vehicles to the FleetCo Security Agent in accordance with the German Security Transfer Agreement. Each sale and transfer shall be on a vehicle-by-vehicle basis.

3.2	Each Purchase Offer and Lease Request shall:

3.2.1	be made by German OpCo substantially in accordance with the form set out in Schedule 1 hereto and in Schedule 2 to the Master German Fleet Lease Agreement (the forms of which are identical);

3.2.2	as a minimum, specify the details set forth in Schedule 1 Annex 1 hereto; and

3.2.3	be delivered (including electronic delivery) to Dutch FleetCo by German OpCo with a copy to the FleetCo Security Agent, the Central Servicer and the Transaction Agent.

3.3	Upon receipt of a Purchase Offer and Lease Request by Dutch FleetCo from German OpCo, Dutch FleetCo may accept such offer on the earlier of:

3.3.1	the due date for payment of the Onward Purchase Price under Clauses 4.1 and 4.2, as specified in the Purchase Offer and Lease Request; and

3.3.2	within two (2) Business Days upon receipt of the relevant Purchase Offer and Lease Request by duly countersigning and delivering (including by way of electronic delivery) such Purchase Offer and Lease Request to German OpCo, the FleetCo Security Agent and the Transaction Agent (each, a “Purchase and Lease Confirmation”), provided that the agreement set out in Clause 3.4.1 and Clause 3.4.3 shall (i) not become effective if a Master Lease Termination Event has occurred and is continuing on the date that such Purchase and Lease Confirmation is delivered and/or (ii) the conditions precedent in clause 6.1 of the Master German Fleet Lease Agreement have not been satisfied or waived, subject in each case to a waiver of such conditions by Dutch FleetCo. For the avoidance of doubt, the agreement set out in Clause 3.4.2 is not subject to these conditions.

3.4	The Parties agree that each Purchase Offer and Lease Request accepted by a Purchase and Lease Confirmation within the period specified in Clause 3.3 shall constitute

3.4.1	an individual purchase agreement between German OpCo and Dutch FleetCo for the sale by German OpCo to Dutch FleetCo and the purchase by Dutch FleetCo of the Vehicles specified in such Purchase and Lease Confirmation;

3.4.2	an agreement relating to the transfer of all of German OpCo’s existing and future rights (including any expectancy/inchoate rights (Anwartschaftsrechte)) and title (Eigentum) to the Vehicles (Einigung über den Eigentumsübergang) as well as, in each case if and to the extent applicable, (i) an agreement to assign to Dutch FleetCo all claims for return of the Vehicles specified in such Purchase and Lease Confirmation which German OpCo has against any person who is in possession of such Vehicle (Abtretung des Herausgabeanspruchs) or (ii) where German OpCo is in possession of such Vehicles an agreement to create constructive possession (Besitzkonstitut) of Dutch FleetCo in each case in respect of the Vehicles specified in such Purchase and Lease Confirmation; and

3.4.3	an agreement in respect of a lease of Vehicles to German OpCo according to the terms of the Master German Fleet Lease Agreement in respect of the Vehicles specified in the relevant Purchase Offer and Lease Request.

On receipt of such Purchase and Lease Confirmation, such Purchase and Lease Confirmation, together with such Purchase Offer and Lease Request shall constitute an individual purchase and lease agreement in respect of each vehicle (each, an “Individual Purchase and Lease Agreement”), in each case subject to the terms and conditions set out in this Agreement and the Master German Fleet Lease Agreement. The terms of the lease in respect of each Vehicle are set out in the Master German Fleet Lease Agreement and, for the avoidance of doubt, are subject to the conditions precedent set out therein. The effectiveness of each agreement referred to in Clause 3.4.1 to Clause 3.4.3 is independent and abstract from each other.

3.5	In the event that Dutch FleetCo has received notice of an amendment or cancellation to be made in respect of a Purchase Offer and Lease Request as proposed by German OpCo under the Master German Fleet Lease Agreement by no later than the relevant Lease Commencement Date in respect of the relevant Vehicle, Dutch FleetCo may accept such amendment or cancellation by notice to German OpCo as soon as reasonably practicable following receipt of the corresponding proposal from German OpCo. The Individual Purchase and Lease Agreement will be amended or cancelled in accordance with the amendment or cancellation as proposed by German OpCo and accepted by Dutch FleetCo.

3.6	German OpCo acknowledges that Dutch FleetCo has transferred all its existing and future rights (including any expectancy/inchoate rights (Anwartschaftsrechte)) and title (Eigentum) to the Vehicles (as transferred to it hereunder) to the FleetCo Security Agent in accordance with the German Security Transfer Agreement. If German OpCo has transferred an expectancy/inchoate right (Anwartschaftsrecht) in respect of any Vehicle to Dutch FleetCo hereunder, German OpCo acknowledges that title to such Vehicles shall pass directly to the FleetCo Security Agent as soon as the Initial Purchase Price (plus applicable VAT and Charge Costs) in respect of the relevant transfer of title of the relevant Vehicle has been paid. German OpCo shall assign all Related Rights to Dutch FleetCo and German OpCo acknowledges that Dutch FleetCo has simultaneously assigned the same to the FleetCo Security Agent, and the Dutch FleetCo shall accept such assignment as provided herein.

3.7	German OpCo shall be the immediate possessor (unmittelbarer Besitzer) or, in the case of Vehicles which are not in the immediate possession (unmittelbarer Besitz) of German OpCo, constructive possessor (mittelbarer Besitzer). Following (a) delivery of the relevant Vehicles by the Vehicle Manufacturer or Vehicle Dealer or (b) in case of German OpCo Existing Fleet Vehicles, acceptance of a Purchase Offer and Lease Request by Dutch FleetCo, German OpCo shall hold such Vehicles (including the German OpCo Existing Fleet Vehicles) on custody for Dutch FleetCo in accordance with the Master German Fleet Lease Agreement and thereby creating constructive possession (mittelbarer Besitz) for Dutch FleetCo. German OpCo acknowledges that Dutch FleetCo has created a further immediate possession relationship (Besitzmittlungsverhältnis) in favour of the FleetCo Security Agent under the German Security Transfer Agreement.

3.8	By transmitting a Purchase Offer and Lease Request, German OpCo offers to assign to Dutch FleetCo, all claims for return (Herausgabeanspruch) of the relevant Vehicles specified in such Purchase Offer and Lease Request against any person who is in possession of a Vehicle. By countersigning the relevant Purchase Offer and Lease Request, Dutch FleetCo accepts such assignment. German OpCo acknowledges that Dutch FleetCo has transferred all such claims to the FleetCo Security Agent in accordance with the German Security Transfer Agreement.

3.9	By transmitting a Purchase Offer and Lease Request, German OpCo further offers to assign its claims to receive the German Vehicle Documents against the relevant Vehicle Manufacturer or Vehicle Dealer from whom the Vehicles, specified in such Purchase Offer and Lease Request, have been purchased to Dutch FleetCo. By countersigning the relevant Purchase Offer and Lease Request, Dutch FleetCo accepts such assignment.

3.10	Without undue delay (unverzüglich) upon becoming aware thereof, German OpCo and/or Dutch FleetCo shall notify the Transaction Agent and the FleetCo Security Agent of any event or circumstance which might prejudice or affect the transfer of title to or expectancy/inchoate right (Anwartschaftsrecht) of the Vehicles and all Related Rights from German OpCo to Dutch FleetCo and from Dutch FleetCo to the FleetCo Security Agent or if the title to or expectancy/inchoate right (Anwartschaftsrecht) of the FleetCo Security Agent of such Vehicles and/or Related Rights might be prejudiced or affected in any way. If the transfer of title of the Vehicles is subject to a retention of title (Eigentumsvorbehalt), including, but not limited to an extended retention of title (verlängerter Eigentumsvorbehalt), of the relevant Vehicle Manufacturer or Vehicle Dealer under the relevant Vehicle Manufacturer Agreement or Vehicle Dealer Agreement, (i) the FleetCo Security Agent expressly recognises such retention of title, and German OpCo is entitled to assign its claim for the Onward Purchase Price payable by Dutch FleetCo under Clause 4.1 of this Agreement (Purchase Price) to the relevant Vehicle Manufacturer or Vehicle Dealer (as the case may be) for security purposes. If the transfer of title is subject to an extended retention of title (verlängerter Eigentumsvorbehalt), German OpCo is authorised by the relevant Vehicle Manufacturer or Vehicle Dealer (as the case may be) to transfer legal title of the Vehicle to Dutch FleetCo pursuant to Section 185 Para 1 of the German Civil Code.

3.11	German OpCo and Dutch FleetCo acknowledge that the FleetCo Security Agent holds legal title to the Vehicles for the benefit of the FleetCo Secured Creditors pursuant to the provisions of the German Security Transfer Agreement and the German Trust Agreement.

4.	PURCHASE PRICE

4.1	The purchase price payable by Dutch FleetCo to German OpCo for each Vehicle and all applicable Related Rights to be purchased by it pursuant to an Individual Purchase and Lease Agreement shall be the relevant Onward Purchase Price.

4.2	Except in the case of a German OpCo Existing Fleet Vehicle, the due date for payment of the relevant Onward Purchase Price shall be the date specified in the respective Purchase Offer and Lease Request. In the case of a German OpCo Existing Fleet Vehicle, the due date for payment of the relevant Onward Purchase Price shall be the Initial Funding Date.

4.3	German OpCo shall pay to Dutch FleetCo (i) an amount equal to the VAT due to the Vehicle Manufacturers or Vehicle Dealers in respect of the Initial Purchase Price and Charge Costs payable by German OpCo under the relevant Vehicle Manufacturer Agreement or Vehicle Dealer Agreement (the “VAT Component”), and (ii) an amount equal to the Charge Costs due to the Vehicle Manufacturers or Vehicle Dealers payable by German OpCo under the relevant Vehicle Manufacturer Agreement or Vehicle Dealer Agreement (the “Charge Costs Component”), in each case no later than on the due date for payment of the Onward Purchase Price as specified in the related Individual Purchase and Lease Agreement. The VAT Component and Charge Costs Component will be paid in accordance with the German Trust Agreement.

4.4	After Dutch FleetCo has received the VAT Component and the Charge Costs Component, Dutch FleetCo shall pay such VAT Component and the Charge Costs Component according to the instruction of German OpCo to the relevant Vehicle Manufacturer or Vehicle Dealer. Dutch FleetCo shall simultaneously pay the Onward Purchase Price to the relevant Vehicle Manufacturer or Vehicle Dealer in order to fulfil its own payment obligation as regards the Onward Purchase Price. For this purpose German OpCo has assigned its claim in respect of the Onward Purchase Price to the relevant Vehicle Manufacturer or Vehicle Dealer. These payments shall concurrently discharge the respective obligation of German OpCo to the Vehicle Manufacturer or Vehicle Dealer to pay the Initial Purchase Price (plus applicable VAT and Charge Costs) for the relevant Vehicle under the relevant Vehicle Manufacturer Agreement or Vehicle Dealer Agreement. Dutch FleetCo shall specify the Vehicles in relation to which the Onward Purchase Price, the VAT Component and the Charge Costs Component is paid pursuant to this Clauses 4.4. German OpCo shall in each Purchase Offer and Lease Request notify Dutch FleetCo of the account of the relevant Vehicle Manufacturer or Vehicle Dealer to which payments shall be made.

4.5	Following the payment by Dutch FleetCo of the Onward Purchase Price, the VAT Component and the Charge Cost Component to the relevant Vehicle Manufacturer or Vehicle Dealer, Dutch FleetCo (or the Central Servicer on its behalf) shall provide evidence of such payment to the Transaction Agent and the FleetCo Security Agent in the form of a copy of Dutch FleetCo’s bank statements in respect of the Dutch FleetCo German Transaction Account to the extent that such statements are not available to the FleetCo Security Agent and the Transaction Agent online.

4.6	In respect of the German OpCo Existing Fleet Vehicles, Dutch FleetCo shall pay the Onward Purchase Price to German OpCo in respect of such Vehicles.

4.7	Following the payment by Dutch FleetCo of the Onward Purchase Price to German OpCo in respect of the German OpCo Existing Fleet Vehicles, Dutch FleetCo (or the Central Servicer on its behalf) shall provide evidence of such payment to the Transaction Agent and the FleetCo Security Agent in the form of a copy of Dutch FleetCo’s bank statements in respect of the Dutch FleetCo German Transaction Account.

PART 2

SALE AND TRANSFER OF TITLE FROM DUTCH FLEETCO TO GERMAN

OPCO

5.	OFFER AND ACCEPTANCE AND RETRANSFER OF TITLE TO THE VEHICLES

5.1	German OpCo may from time to time (and shall, upon the expiry of the Lease Term in respect of Vehicles which have not previously been repurchased by German OpCo prior to such date) offer to:

5.1.1	purchase from Dutch FleetCo (which shall include a termination notice in respect of the lease of the relevant vehicles pursuant to the Master German Fleet Lease Agreement) Vehicles (together with all Related Rights) which German OpCo has previously purchased from a Vehicle Manufacturer or Vehicle Dealer pursuant to a relevant Vehicle Manufacturer Agreement or Vehicle Dealer Agreement and sold to Dutch FleetCo pursuant to each Purchase and Lease Confirmation, and concurrently,

5.1.2	transfer legal title (together with all Related Rights) from Dutch FleetCo directly to German OpCo (übereignen) to the Vehicles which are subject to an Individual Purchase and Lease Agreement subject to the conditions and requirements set out in this Clause 5 (each, a “Repurchase Offer and Lease Termination Notice”).

5.2	German OpCo acknowledges that the FleetCo Security Agent has authorised Dutch FleetCo to agree to such sale and transfer in accordance with the German Security Transfer Agreement.

5.3	Each Repurchase Offer and Lease Termination Notice shall:

5.3.1	be made by German OpCo substantially in accordance with the form set out in Schedule 2 hereto,

5.3.2	as a minimum, specify the details set forth in Schedule 2 Annex 1 hereto, and

5.3.3	be delivered (including electronic delivery) to Dutch FleetCo by German OpCo with a copy to the FleetCo Security Agent and the Transaction Agent.

5.4	Upon receiving a Repurchase Offer and Lease Termination Notice from German OpCo, and subject to Clause 10, Dutch FleetCo is obliged to accept such offer on the earlier of:

5.4.1	the due date for payment of the OpCo Repurchase Price under Clause 6.2; and

5.4.2	within two (2) Business Days of receipt of the relevant Repurchase Offer and Lease Termination Notice by duly countersigning and delivering (including by way of electronic delivery) such Repurchase Offer and Lease Termination Notice to German OpCo (each, a “Repurchase and Lease Termination Confirmation”).

5.5	Following receipt by Dutch FleetCo of the full amount of a Casualty Payment in respect of a Casualty pursuant to clause 13.1 of the Master German Fleet Lease Agreement, German OpCo shall submit a Repurchase Offer and Lease Termination Notice to Dutch FleetCo in respect of such Casualty and Dutch FleetCo shall accept such offer. Clause 6 of this Agreement and any reference to payment of the OpCo Repurchase Price in the Individual Repurchase and Lease Termination Agreement shall not apply to such Individual Repurchase and Lease Termination Agreement in respect of the Casualty.

5.6	The Parties agree that each Repurchase Offer and Lease Termination Notice accepted by a Repurchase and Lease Termination Confirmation within the period specified in Clause 5.4 shall constitute:

5.6.1	an individual purchase agreement between German OpCo and Dutch FleetCo for the purchase by German OpCo from Dutch FleetCo and the sale by Dutch FleetCo of the Vehicles specified in such Repurchase Offer and Lease Termination Notice;

5.6.2	subject to the full and irrevocable receipt of the OpCo Repurchase Price by Dutch FleetCo (Eigentumsvorbehalt), an agreement relating to the transfer of all of Dutch FleetCo’s existing and future rights (including any expectancy/inchoate rights (Anwartschaftsrechte)) and title (Eigentum) to the Vehicles (Einigung über den Eigentumsübergang) as well as, in each case if and to the extent applicable, (i) an agreement to assign to German OpCo all claims for return of the Vehicles specified in such Repurchase Offer and Lease Termination Notice against any person who is in possession of such Vehicle (Abtretung des Herausgabeanspruchs) or (ii) an agreement to create constructive possession (Besitzkonstitut) of German OpCo in respect of the Vehicles specified in such Repurchase Offer and Lease Termination Notice; and

5.6.3	an agreement relating to the termination of the lease of Vehicles to German OpCo in respect of the Vehicles specified in the relevant Repurchase Offer and Lease Termination Notice in accordance with the Master German Fleet Lease Agreement.

Such Repurchase and Lease Termination Confirmation together with the related Repurchase Offer and Lease Termination Notice shall constitute an individual repurchase and lease termination agreement (each, an “Individual Repurchase and Lease Termination Agreement”) in respect of the specified Vehicles, in each case subject to the terms and conditions set out in this Agreement and the Master German Fleet Lease Agreement.

5.7	The Parties further agree that:

5.7.1	the transfer of title to each Vehicle sold pursuant to Clause 5.6.1 is subject to the full and irrevocable payment of the related OpCo Repurchase Price in respect of such Vehicle to Dutch FleetCo according to the terms of the Individual Repurchase and Lease Termination Agreement (Eigentumsvorbehalt).

5.7.2	If German OpCo has not paid the OpCo Repurchase Price to Dutch FleetCo in respect of the relevant Vehicle when due, Dutch FleetCo (i) shall notify the FleetCo Security Agent and the Transaction Agent of any such non-payment, and (ii) is entitled to request in writing the return of the relevant Vehicle from German OpCo, provided that Dutch FleetCo has requested the payment of the OpCo Repurchase Price within a reasonable period following the default by German OpCo. Any costs related to a return of the relevant Vehicle to Dutch FleetCo shall be borne by German OpCo.

5.7.3	German OpCo shall treat any Vehicle which is subject to the retention of title set out in Clause 5.7.1 with the care of a prudent merchant. Any maintenance and inspection work shall be conducted by German OpCo at its own cost.

5.7.4	German OpCo is entitled to use the Vehicle which is subject to the retention of title set out in Clause 5.7.1 in accordance with the provisions of the Master German Fleet Lease Agreement and to on-sell its expectancy/inchoate right in respect of such Vehicle to any third party, including to a Vehicle Manufacturer, Vehicle Dealer or a member of the Avis Europe Group. German OpCo is not entitled to transfer full title to such Vehicle to any third party.

5.7.5	German OpCo hereby assigns its claim to payment of the purchase price against the purchaser of the expectant right arising from any on-sale of such expectant right to Dutch FleetCo for security purposes in order to secure Dutch FleetCo’s claim against German OpCo pursuant to Clause 5 below. Dutch FleetCo accepts such assignment.

5.7.6	Dutch FleetCo is entitled to invoke such assigned claim directly against the end-purchaser of the Vehicle. German OpCo will notify Dutch FleetCo, the FleetCo Security Agent and the Transaction Agent of the name of the relevant end-purchaser and will, as soon as reasonably practicable (i) notify such end-purchaser of the assignment of the claim for the benefit of Dutch FleetCo and use reasonable endeavours to procure acknowledgement by such end-purchaser thereof and (ii) disclose the retention of title as set out under Clause 5.7.1 to any end-purchaser German OpCo will provide all information and documents required by Dutch FleetCo in order to claim payment of the assigned claim.

5.7.7	In the case of an attachment of the Vehicle which is subject to the retention of title set out in Clause 5.7.1 by any third party, German OpCo shall indicate to such third party the ownership of Dutch FleetCo in respect of such Vehicle and notify Dutch FleetCo, the FleetCo Security Agent and the Transaction Agent thereof without any undue delay.

6.	REPURCHASE PRICE

6.1	The repurchase price payable by German OpCo for each Vehicle and all Related Rights to be purchased by it pursuant to an Individual Repurchase and Lease Termination Agreement shall be the relevant OpCo Repurchase Price.

6.2	The due date for payment of the relevant OpCo Repurchase Price shall be the date specified in the respective Repurchase Offer and Lease Termination Notice.

Programme Vehicles

6.3	German OpCo shall procure that the relevant Vehicle Manufacturer or Vehicle Dealer (as applicable) pays the Vehicle Manufacturer Repurchase Price which includes, for the avoidance of doubt, any VAT directly into the Dutch FleetCo German Transaction Account. The payment of the Vehicle Manufacturer Repurchase Price into the Dutch FleetCo German Transaction Account shall discharge the obligation of the relevant Vehicle Manufacturer or Vehicle Dealer (as applicable) to pay to German OpCo the Vehicle Manufacturer Repurchase Price as German OpCo has assigned its related claim to Dutch FleetCo pursuant to Clause 5.7.5. Simultaneously, the payment of the Vehicle Manufacturer Repurchase Price into the Dutch FleetCo German Transaction Account shall discharge the obligation of German OpCo to pay the OpCo Repurchase Price which excludes, for the avoidance of doubt, any VAT to Dutch FleetCo with respect to such Vehicles to the extent the amount of the Vehicle Manufacturer Repurchase Price (excluding VAT) paid into the Dutch FleetCo German Transaction Account equals the OpCo Repurchase Price with respect to such Vehicles. To the extent the Net Book Value with respect to such Vehicles exceeds the amount of the Vehicle Manufacturer Repurchase Price (excluding VAT) paid into the Dutch FleetCo German Transaction Account by the relevant Vehicle Manufacturer or Vehicle Dealer (as applicable), German OpCo shall pay the difference to Dutch FleetCo with respect to such Vehicles and to the extent that the Net Book Value with respect to such Vehicles is less than the amount of Vehicle Manufacturer Repurchase Price (excluding VAT) paid into the Dutch FleetCo German Transaction Account, Dutch FleetCo shall pay the difference to German OpCo, in each case such amount to be paid by the relevant party no later than the Business Day immediately following the date on which the Vehicle Manufacturer Repurchase Price has been received by Dutch FleetCo.

6.4	After having received the applicable amount of VAT in respect of the Vehicle Manufacturer Repurchase Price from the relevant Vehicle Manufacturer or Vehicle Dealer (as applicable) (the VAT element of the Vehicle Manufacturer Repurchase Price, the “VAT Amount”), Dutch FleetCo shall pay such VAT Amount to German OpCo no later than the Business Day immediately following the date on which such VAT Amount has been received in order for German OpCo to fulfil its respective obligation to pay the applicable amount of VAT to the Tax Authorities. Each of the Parties acknowledges that the claim of German OpCo against Dutch FleetCo in respect of the VAT Amount as set out in this Clause 6.4 has been pledged to Dutch FleetCo in accordance with the Dutch FleetCo German VAT Pledge and that the receivables secured by such pledge have in turn been pledged, charged and/or assigned by Dutch FleetCo by way of security to the FleetCo Security Agent.

Non-Programme Vehicles

6.5

German OpCo shall procure that the relevant Vehicle Manufacturer, Vehicle Dealer or any other third party purchaser (as applicable) pays the Third Party Purchase Price which includes, for the avoidance of doubt, any VAT, directly into the Dutch FleetCo German Transaction Account. The payment of the Third Party Purchase Price into the Dutch FleetCo German Transaction Account shall discharge the obligation of the relevant Vehicle Manufacturer, Vehicle Dealer or any other third party purchaser (as applicable) to pay to German OpCo the Third Party Purchase Price as German OpCo has assigned its related claim to Dutch FleetCo pursuant to Clause 5.7.5.

Simultaneously, the payment of the Third Party Purchase Price into the Dutch FleetCo German Transaction Account shall discharge the obligation of German OpCo to pay the OpCo Repurchase Price which excludes, for the avoidance of doubt, any VAT to Dutch FleetCo with respect to such Vehicles to the extent the amount of the Third Party Purchase Price (excluding VAT) paid into the Dutch FleetCo German Transaction Account equals the OpCo Repurchase Price with respect to such Vehicles. To the extent the OpCo Repurchase Price exceeds the amount of the Third Party Purchase Price (excluding VAT) paid into the Dutch FleetCo German Transaction Account by the relevant Vehicle Manufacturer, Vehicle Dealer or any other third party purchaser (as applicable), German OpCo shall pay the difference to Dutch FleetCo with respect to such Vehicles and to the extent that the OpCo Repurchase Price is less than the amount of Third Party Purchase Price (excluding VAT) paid into the Dutch FleetCo German Transaction Account, Dutch FleetCo shall pay the difference to German OpCo, in each case such amount to be paid by the relevant party no later than the Business Day immediately following the date on which the Third Party Purchase Price has been received by Dutch FleetCo.

6.6	After having received the applicable amount of VAT in respect of the Third Party Purchase Price from the relevant Vehicle Manufacturer, Vehicle Dealer or any other third party purchaser (as applicable) (the VAT component of the Third Party Purchase Price, the “Third Party Purchase Price VAT Amount”), Dutch FleetCo shall pay such Third Party Purchase Price VAT Amount to German OpCo no later than the Business Day immediately following the date on which such Third Party Purchase Price VAT Amount has been received in order for German OpCo to fulfil its respective obligation to pay the applicable amount of VAT to the Tax Authorities. Each of the Parties acknowledges that the claim of German OpCo against Dutch FleetCo in respect of the Third Party Purchase Price VAT Amount as set out in this clause 6.6 has been pledged to Dutch FleetCo in accordance with the Dutch FleetCo German VAT Pledge and that the receivables secured by such pledge have in turn been pledged, charged and/or assigned by Dutch FleetCo by way of security to the FleetCo Security Agent

Excess Damage Charges/Excess Mileage Charges

6.7	Each of Dutch FleetCo and German OpCo acknowledges that each Programme Vehicle is subject to the terms and conditions of a Vehicle Manufacturer Agreement or Vehicle Dealer Agreement entered into between German OpCo and the relevant Vehicle Manufacturer or Vehicle Dealer (as such may be amended or novated from time to time) pursuant to which, German OpCo may be liable for Excess Damage Charges and/or Excess Mileage Charges. German OpCo acknowledges and agrees to make any payments required to the Vehicle Manufacturer or Vehicle Dealers should German OpCo’s use of a Vehicle which is or was the subject of a lease hereunder exceed the prescribed mileage limit or result in German OpCo’s non-compliance with the damage and missing equipment provisions (if any) of the relevant Vehicle Manufacturer Agreement or Vehicle Dealer Agreement.

6.8	To the extent that any Excess Damage Charges and/or Excess Mileage Charges are paid or payable by German OpCo to the Vehicle Manufacturer or Vehicle Dealer (or deducted or deductible from the Vehicle Manufacturer Repurchase Price with respect to such Programme Vehicle), the OpCo Repurchase Price payable by German OpCo to Dutch FleetCo under this Clause 6 shall not be affected by such Excess Damage Charges and/or Excess Mileage Charges.

PART 3

MISCELLANEOUS PROVISIONS

7.	LIABILITY OF GERMAN OPCO

German OpCo shall be liable to Dutch FleetCo for the fulfilment of any obligation of German OpCo vis-à-vis the relevant Vehicle Manufacturer or Vehicle Dealer which, if not met, would put at risk the repurchase between German OpCo and Dutch FleetCo, the Put Option or the exercise by Dutch FleetCo of its rights described in Clause 10.

8.	REPRESENTATIONS BY GERMAN OPCO

German OpCo hereby makes the following representations and warranties to Dutch FleetCo and the FleetCo Security Agent (for its own benefit and for the benefit of the FleetCo Secured Creditors) on the Effective Date, and (with reference to the facts and circumstances then subsisting) shall make such representations and warranties on the date of each Purchase Offer and Lease Agreement and (to the extent applicable) on the date of each Repurchase Offer and Lease Termination Request:

(a)	German OpCo is a legal entity duly incorporated in Germany and is validly existing under the laws of the Federal Republic of Germany;

(b)	German OpCo has power, authority and capacity to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of this Agreement as well as the transactions contemplated hereby and it has the power to own its assets and carry on its business as it is being conducted and it is duly qualified and is authorised to do business;

(c)	The execution, delivery and performance by German OpCo of this Agreement and the consummation of the transactions contemplated hereunder do not and will not:

(i)	conflict in any material respect with or result in any violation of the provisions of its constitutional documents;

(ii)	conflict in any material respect with or result in a breach of or default under any agreement or instrument binding upon it or any of its assets in such manner or to such extent as to have or be reasonably likely to have a Material Adverse Effect; or

(iii)	subject to the Reservations, result in any breach or violation or of any applicable law, statute, order, rule, regulation, injunction or decree of any court or governmental agency or body of the Federal Republic of Germany or any political subdivision thereof having jurisdiction over it or any of its properties or assets;

(d)	German OpCo has title (Eigentum) or expectancy/inchoate rights (Anwartschaftsrechte; i.e., the acquisition of title is solely subject to payment of the purchase price) to the relevant Vehicles and title to the Related Rights which are subject to a Purchase Offer and Lease Request free and clear of any third party security (except to the extent that this arises as a matter of law (gesetzliche Pfandrechte)), and has not effected any prior sale, assignment, conveyance, transfer, pledge or disposal of any Vehicle and/or Related Rights and has not granted any option (except as provided for under the relevant Vehicle Manufacturer Agreements or Vehicle Dealer Agreements) in relation thereto or any security interest therein (other than, to the extent not waived, as provided by statutory law);

(e)	No Insolvency Event has occurred in relation to German OpCo;

(f)	The sale of each of the Vehicles to Dutch FleetCo and the transfer of legal title or expectancy/inchoate rights (Anwartschaftsrechte) to Dutch FleetCo and the transfer of legal title or expectancy/inchoate rights (Anwartschaftsrechte) by Dutch FleetCo to the FleetCo Security Agent (i) does not violate the relevant Vehicle Manufacturer Agreement or Vehicle Dealer Agreement or (ii) in the event that (i) does not apply, the relevant Vehicle Manufacturer or Vehicle Dealer has explicitly consented to such sale;

(g)	subject to the Reservations, all Authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations hereunder; and

(ii)	to make this Agreement admissible in evidence in Germany,

have been obtained or effected (save for, in the case of (ii) that admissibility in evidence or a document in any court may require the translation of such document into the language used at such court which might be different from the language of such document) and are in full force and effect, provided that such Authorisations are only required to the extent that failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect in respect of German OpCo;

(h)	all Authorisations necessary for the conduct of its business, trade and ordinary activities have been obtained or effected and are in full force and effect provided that such Authorisations are only required to the extent that failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect in respect of German OpCo;

(i)	its centre of main interests is located in its jurisdiction of incorporation;

(j)	subject to the Reservations, the choice of German law and Dutch law, respectively as the governing laws of this Agreement will be recognised and enforced in its jurisdiction of incorporation;

(k)	subject to the Reservations, any judgment obtained in relation to this Agreement in The Netherlands will be recognised and enforced in its jurisdiction of incorporation;

(l)	other than as disclosed from time to time, no Vehicle Manufacturer Agreement or Vehicle Dealer Agreement to which German OpCo is a party contains a prohibition on the assignment of its rights; and

(m)	other than as disclosed from time to time, the Put Option in each Vehicle Manufacturer Agreement or Vehicle Dealer Agreement to which German OpCo is party is governed by German law.

9.	COVENANTS OF GERMAN OPCO

German OpCo hereby unconditionally and irrevocably undertakes to Dutch FleetCo and the FleetCo Security Agent (for its own benefit and for the benefit of the FleetCo Secured Creditors) that it shall:

(a)	comply, in all material respects, with the laws, acts, rules, regulations, orders, decrees and directions of any governmental authority in the Federal Republic of Germany to the extent that the same apply to its business. German OpCo shall not be responsible for ensuring that any Vehicle Manufacturer or Vehicle Dealer complies with any laws, acts, rules, regulations, orders, decrees and directions applicable to it;

(b)	at its own expense, perform all acts and execute any documents reasonably requested by Dutch FleetCo and/or the FleetCo Security Agent and/or Transaction Agent or which may be required by any applicable law to fully transfer legal title to the FleetCo Security Agent or to evidence, perfect, maintain, preserve, protect and enforce the interest of the FleetCo Security Agent in the Vehicles and the Related Rights;

(c)	without undue delay upon becoming aware thereof, notify Dutch FleetCo, the FleetCo Security Agent and the Transaction Agent of any FleetCo security (other than any security created pursuant to the FleetCo German Security Documents) and other than as otherwise provided for in this Agreement over the Vehicles.

(d)

prior to the expiry of a Vehicle Manufacturer Buy-Back Agreement or a Vehicle Dealer Buy-Back Agreement, commence negotiations with the relevant Vehicle Manufacturer or Vehicle Dealer to renew such Vehicle Manufacturer Buy-Back Agreement or Vehicle Dealer Buy-Back Agreement (where a renewal of such Vehicle Manufacturer Buy-Back Agreement or Vehicle Dealer Buy-Back Agreement is sought) and, in circumstances where entry into a Vehicle Manufacturer Buy-Back Agreement or a Vehicle Dealer Buy-Back Agreement with a new Vehicle Manufacturer or Vehicle Dealer is sought (subject to the conditions below), negotiate (by way of arranging for the appointment of external legal counsel by Dutch FleetCo to the extent legally required) the terms of such new Vehicle Manufacturer Buy-Back Agreement or Vehicle Dealer Buy-Back Agreement in accordance with Clause 16 (Negotiation/Renewal of Vehicle Manufacturer Buy-Back Agreement and

Vehicle Dealer Buy-Back Agreements) of this Agreement) and notify Dutch FleetCo as soon as practicable upon it becoming aware of a termination of the relevant Vehicle Manufacturer Buy-Back Agreement or Vehicle Dealer Buy-Back Agreement;

(e)	without undue delay after receipt of the same, and subject to any confidentiality restrictions on German OpCo or Dutch FleetCo, deliver to Dutch FleetCo, the Central Servicer, the FleetCo Security Agent, the Liquidation Agent and the Transaction Agent copies of each Vehicle Manufacturer Agreement or Vehicle Dealer Agreement (including any agreement which amends or supplements such Vehicle Manufacturer Agreements or Vehicle Dealer Agreements);

(f)	without undue delay upon becoming aware thereof, notify Dutch FleetCo, the FleetCo Security Agent and the Transaction Agent of a failure to observe or perform any covenant, condition, agreement or provision under this Agreement or that any representation or warranty made or repeated by German OpCo in this Agreement is inaccurate or incorrect or is breached or is false or misleading as of the date of the making thereof or when repeated;

(g)	without undue delay upon becoming aware thereof, notify Dutch FleetCo and the FleetCo Security Agent of anything which at any time prior to payment by Dutch FleetCo of the Onward Purchase Price for a Vehicle has or may have rendered, or will or may render, untrue or incorrect in any respect any representation and warranty by German OpCo in this Agreement as if it had been made or given at such time with reference to the facts and circumstances then subsisting;

(h)	not consent to a transfer or assignment of the Vehicle Manufacturer’s obligation or Vehicle Dealer’s obligation (as the case may be), by the Vehicle Manufacturer or the Vehicle Dealer (as applicable) to repurchase the relevant Vehicle under the Put Option included in the relevant Vehicle Manufacturer Agreement or the Vehicle Dealer Agreement to a third party unless German OpCo has received Dutch FleetCo’s prior written consent to such transfer or assignment; and

(i)

provide a VAT certificate substantially in the form set out in Schedule 5 to Dutch FleetCo (together with a copy to the FleetCo Security Agent and the Transaction Agent) on the 15th day of each month, following the period specified in the VAT certificate, confirming that it has paid any VAT that has become due and payable prior to the date of receipt of such certificate to the relevant Tax Authorities;

(j)	ensure that the terms of any buy–back commitment assumed by a Vehicle Manufacturer and/or Vehicle Dealer under a Vehicle Manufacturer Buy-Back Agreement and/or Vehicle Dealer Buy-Back Agreement:

(i)	shall not be subject to any conditions, other than:

(A)	compliance with buy–back procedures or processes (which include, for instance and without limitation, any minimum or maximum holding periods);

(B)	buy–back standard conditions in relation to the state and/or mileage of the relevant Vehicles (provided that Vehicles which have been stolen and found again are, in general, not repurchased by a Vehicle Manufacturer and/or Vehicle Dealer); and

(ii)	shall not provide that the buy–back commitment is conditional upon any minimum vehicle purchase volume by, or the solvency of, German OpCo .

10.	DEFAULT BY GERMAN OPCO

10.1	Following the occurrence of an Event of Default by German OpCo under any Transaction Document to which it is a party, Dutch FleetCo may (in addition to the rights and remedies it has under the Master German Fleet Lease Agreement):

10.1.1	give notice to German OpCo to exercise its Put Option under a Vehicle Manufacturer Buy-Back Agreement or Vehicle Dealer Buy-Back Agreement specifying the Vehicles that will be sold by Dutch FleetCo directly to the Vehicle Manufacturers or Vehicle Dealers; and/or

10.1.2	terminate this Agreement with immediate effect and notify German OpCo of such termination.

10.2	Following the giving of a notice under clause 10.1.1 above:

10.2.1	German OpCo shall no longer be entitled to sell Vehicles to Dutch FleetCo pursuant to this Agreement without the need for any further action by Dutch FleetCo or the FleetCo Security Agent;

10.2.2	German OpCo shall no longer be entitled to repurchase Vehicles from Dutch FleetCo pursuant to this Agreement (provided that, for the Vehicles which are not included in the notice of Dutch FleetCo to exercise its Put Option pursuant to clause 10.1.1 above, German OpCo shall continue to have the right to repurchase such Vehicles until Dutch FleetCo serves the notice to exercise its Put Option) without the need for any further action by Dutch FleetCo or the FleetCo Security Agent; and

10.2.3	German OpCo is no longer entitled to exercise its own put option right in respect of a Vehicle under the Vehicle Manufacturer Buy-Back Agreement or Vehicle Dealer Buy-Back Agreement to the extent that German OpCo’s own put option right has not yet been fully settled.

11.	NON-RECOURSE

11.1	Each Party hereto agrees that:

11.1.1	Enforcement of Security: only the FleetCo Security Agent may enforce the Security in respect of Dutch FleetCo in accordance with, and subject to the terms of, the relevant FleetCo Deed of Charge and the relevant FleetCo Security Document, and only the FleetCo Security Agent may institute proceedings against Dutch FleetCo as it may think fit to enforce the rights of the FleetCo Secured Creditors against Dutch FleetCo, whether the same arise under general law, this Agreement or the other Transaction Documents or otherwise and none of the other FleetCo Secured Creditors shall be entitled to proceed directly against Dutch FleetCo, unless the FleetCo Security Agent, having become bound to proceed in accordance with the terms of this Agreement, fails or neglects to do so;

11.1.2	Insufficient Recoveries: if, or to the extent that, after the Dutch FleetCo German Secured Property has been as fully as practicable realised and the proceeds thereof (in part in the case of proceeds of the Dutch FleetCo Share Pledge) have been applied in accordance with the applicable FleetCo Priority of Payments, such proceeds are insufficient to pay or discharge amounts due from Dutch FleetCo to the FleetCo Secured Creditors in full for any reason, Dutch FleetCo will have no liability to pay or otherwise make good any such insufficiency, except to the extent that the corresponding claim results from gross negligence or wilful misconduct of Dutch FleetCo or the breach of an obligation of Dutch FleetCo or any of its agents the performance of which is essential to the proper performance of this Agreement and the compliance with which the Parties could be expected to rely upon; and

11.1.3	the obligations of Dutch FleetCo hereunder will be the limited recourse obligations of Dutch FleetCo payable solely in accordance with the Transaction Documents and no Party shall have any recourse to any of the directors, officers, employees, shareholders or Affiliates of Dutch FleetCo with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby.

12.	NON-PETITION

12.1	Each Party hereto hereby unconditionally and irrevocably agrees with and acknowledges that until the expiry of twenty-four (24) months and one (1) day after the termination of this Agreement and any other Transaction Documents to which Dutch FleetCo is a party:

12.1.1	Subject to clause 11.1.1, it shall not have the right to take or join any person in taking any steps against Dutch FleetCo for the purpose of obtaining payment of any amount due from Dutch FleetCo or in connection with the commencement of legal proceedings (howsoever described) to recover any amount owed to it by Dutch FleetCo under this Agreement or any other Transaction Documents to which Dutch FleetCo is party (other than serving a written demand on Dutch FleetCo for payment subject to the terms of this Agreement or any other Transaction Documents to which Dutch FleetCo is a party and solely for the purpose of avoiding forfeiture of right);

12.1.2	neither it nor any person on its behalf shall be entitled to initiate or join any person in initiating, any Insolvency Proceedings against Dutch FleetCo; and

12.1.3	it shall not take any step in connection with the appointment of an insolvency officer or any similar officer in relation to Dutch FleetCo or any of its assets whatsoever.

13.	OBLIGATIONS AS CORPORATE OBLIGATIONS

13.1	No recourse against shareholders and others

No Party shall have any recourse against nor shall any personal liability attach to any shareholder, officer, agent, employee or director of Dutch FleetCo or German OpCo, in its capacity as such, by any proceedings or otherwise, in respect of any obligation, covenant, or agreement of Dutch FleetCo or German OpCo contained in this Agreement, provided that the aforementioned limitations shall not apply in respect of liabilities for damages caused intentionally or by gross negligence or wilful misconduct.

13.2	No liability for obligations of Dutch FleetCo

The Parties, other than Dutch FleetCo, shall not have any liability for the obligations of Dutch FleetCo under the Relevant Transaction Documents solely by reason of this Agreement, and nothing in this Agreement shall constitute the giving of a guarantee, an indemnity or the assumption of a similar obligation by any of such other parties in respect of the performance by Dutch FleetCo of such obligations.

14.	SET-OFF

German OpCo hereby acknowledges and agrees that it shall not be entitled to, and unconditionally and irrevocably agrees that it shall not, set off against any amount owed by it to Dutch FleetCo any claims it may have against Dutch FleetCo, unless such claims against which such set off is to be made have become finally adjudicated or remained uncontested by Dutch FleetCo.

15.	REPRESENTATION

In making, delivering (which includes, for the avoidance of doubt, electronic delivery), receiving and/or accepting declarations pursuant to this Agreement, Dutch FleetCo and German OpCo may be represented by a duly authorised third party service provider acting in the name and on behalf of Dutch FleetCo or German OpCo, respectively. The Parties hereto agree that (i) each Party so represented shall deliver to the respective other Party an original document granting a power of attorney in respect of such representation or the original of the relevant servicing contract containing such power of attorney, when or prior to the first declaration made, delivered (which includes, for the avoidance of doubt, electronic delivery), received and/or accepted on behalf of it, (ii) each Party so represented shall notify the respective other Party of any amendments of such power of attorney without undue delay, (iii) Dutch FleetCo may only be represented by third party service providers incorporated in, and acting from, a jurisdiction other than Germany, and (iv) each Party shall procure that its respective third party servicer shall not sub-delegate its authority to any other person.

16.	NEGOTIATION/RENEWAL OF VEHICLE MANUFACTURER BUY-BACK AGREEMENTS AND VEHICLE DEALER BUY-BACK AGREEMENTS

16.1	Negotiation and Renewal of Vehicle Manufacturer Agreements and Vehicle Dealer Agreements

16.1.1	From 1 January 2013, upon the negotiation of Vehicle Manufacturer Agreements or Vehicle Dealer Agreements by German OpCo in accordance with paragraph (d) of Clause 9 of this Agreement, German OpCo shall use its best endeavours to ensure that provisions substantially the same as those set out in Schedule 3 shall be included in the relevant Vehicle Manufacturer Agreements or Vehicle Dealer Agreements and shall promptly notify the FleetCo Security Agent and the Transaction Agent if there is any material deviation from the provision set out in Schedule 3.

16.1.2	Annually, German OpCo shall prepare and deliver to Dutch FleetCo, the FleetCo Security Agent, the Liquidation Agent and the Transaction Agent a certificate (the “Certificate”) signed by a director of German OpCo in the form of Schedule 5 (Form of Director’s Certificate Regarding Vehicle Manufacturer Agreements and Vehicle Dealer Agreements) confirming that each Vehicle Manufacturer Agreement and/or Vehicle Dealer Agreement entered into or renewed by German OpCo during the twelve (12) month period ending on the most recent delivery of the Certificate includes provisions substantially the same as those set out in Schedule 3 and also a list of Buy-Back Minimum Principles that have not been incorporated into the relevant Vehicle Manufacturer Agreement and/or Vehicle Dealer Agreement.

16.2	Changes to a Vehicle Dealer Buy-Back Agreement or Vehicle Manufacturer Buy-Back Agreement

German OpCo shall deliver to the FleetCo Security Agent (with a copy to the Transaction Agent) and Dutch FleetCo promptly, following the receipt of any proposed changes to any existing Vehicle Dealer Buy-Back Agreement and/or Vehicle Manufacturer Buy-Back Agreement (other than in respect of the Commercial Terms), a notice setting out the principal terms of such proposed changes. If the proposed material changes do not relate to the Commercial Terms and are reasonably likely to have a Material Adverse Effect on Dutch FleetCo, German OpCo shall not agree to such proposed changes.

17.	GERMAN ACT ON RENDERING LEGAL SERVICES

(RECHTSDIENSTLEISTUNGSGESETZ)

Nothing in this Agreement including this Clause shall be construed so as to constitute an obligation of German OpCo to perform any actions which it would not be entitled to render pursuant to the provisions of the German Act on Rendering Legal Services (Rechtsdienstleistungsgesetz). In the event that any service stipulated to be performed pursuant to the terms hereof should constitute such an action, German OpCo shall only be obliged to arrange for a person or entity which is registered with the relevant authorities or otherwise entitled to provide the relevant services, and shall refrain from giving any instruction in respect of such services to such person or entity. It is understood and agreed that, in such a case, only the party to which such services are being provided, and not German OpCo, shall instruct and/or direct the service provider.

18.	AMENDMENT

This Agreement shall not be amended without the prior consent of the Parties hereto.

19.	SEVERABILITY

Without prejudice to any other provision hereof, if one or more provisions hereof is or becomes invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any party, or if any party becomes aware of any omission hereto of any terms which were intended to be included in this Agreement, such invalidity, illegality or unenforceability in such jurisdiction or with respect to such party or parties or such omission shall not, to the fullest extent permitted by applicable law, render invalid, illegal or unenforceable such provision or provisions in any other jurisdiction or with respect to any other party or parties hereto. Such invalid, illegal or unenforceable provision or such omission shall be replaced by the parties with a provision which comes as close as reasonably possible to the commercial intentions of the invalid, illegal or unenforceable or omitted provision.

20.	GOVERNING LAW AND JURISDICTION

This Agreement and all non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, the laws of The Netherlands, provided that Clauses 3.1.2, 3.4.2, 3.6 to and including 3.11, 5.2, 5.4, 5.6.2, 5.7.1, 5.7.2, 5.7.3, 5.7.5, 8(d), 8(e), 8(f) and 17 shall be governed by the laws of Germany (excluding its conflict of law rules and the United Nations Conventions on the International Sale of Goods (CISC)).

With respect to any suit, action or proceedings relating to this Agreement, each Party irrevocably submits to the exclusive jurisdiction of the competent court of Amsterdam, The Netherlands.

If a Party to this Agreement is represented by (an) attorney(s) in connection with the execution of this Agreement or any agreement or document pursuant hereto, and the relevant power of attorney is expressed to be governed by Dutch law, such choice of law is hereby accepted by the other Parties to this Agreement, in accordance with Article 14 of the Hague Convention on the Law Applicable to Agency of 14 March 1978.

21.	LANGUAGE

This Agreement is executed in the English language and the English language shall be the authoritative text, unless otherwise provided for in paragraph (c) of Clause 1.1.1 hereof.

22.	CONFIDENTIALITY

22.1	Confidentiality of information

Subject to the provisions of Clause 22.2 (Disapplication of confidentiality provisions) each Party hereto agrees that it shall keep all Confidential Information confidential and it shall not disclose any such information to any person whatsoever.

22.2	Disapplication of confidentiality provisions

The Parties hereto shall use all reasonable endeavours to prevent any disclosure referred to in Clause 22.1 (Confidentiality of information) provided however that the provisions of Clause 22.1 (Confidentiality of information) shall not apply:

22.2.1	to the disclosure of any information insofar as such disclosure is expressly permitted by any relevant Transaction Document;

22.2.2	to the disclosure of any information to the Central Servicer to enable it to update the Approved Model from time to time;

22.2.3	to the disclosure of any information already known to the recipient otherwise than as a result of entering into this Agreement and any of the relevant Permanent Transaction Documents;

22.2.4	to the disclosure of any information with the consent of Dutch FleetCo or German OpCo;

22.2.5	to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

22.2.6	to the extent that the recipient is required or requested to disclose the same by any court of a competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

22.2.7	to the extent that the recipient needs to disclose the same for the negotiation, exercise, protection or enforcement of any of its rights under any of the Vehicle Manufacturer Agreements or Vehicle Dealer Agreements or Permanent Transaction Documents or for the purpose of discharging their duties or obligations under or in connection with the relevant Transaction Documents executed by the FleetCo Security Agent, to such persons as require to be informed of such information for such purposes or in connection with transferring or purporting to transfer their rights and obligations to a successor party or trustee;

22.2.8	to the extent that the recipient is required for operational reasons to disclose the same to any of its employees, provided that, before any such disclosure, such party shall make the relevant employees aware of its obligations of confidentiality under this Agreement and shall at all times procure compliance with such obligations by such employees;

22.2.9	to the disclosure of any information to the FleetCo Security Agent and their professional advisors and the Rating Agencies (if any) respectively who receive the same under a duty of confidentiality.

23.	RECISSION OR NULLIFICATION OF THIS AGREEMENT

To the fullest extent possible each Party to this Agreement waives any right it may have to rescind (ontbinden) or nullify (vernietigen) or request the rescission or nullification of, this Agreement.

SCHEDULE 1

FORM OF PURCHASE OFFER AND LEASE REQUEST

From:	Avis Budget Autovermietung GmbH & Co. KG (“German OpCo”)

[if represented by a third party, insert: represented by [insert name] on the basis of a power of attorney dated [insert date]]

To:	FinCar Fleet B.V. (“Dutch FleetCo”)

[if represented by a third party, insert: represented by [insert name] on the basis of a power of attorney dated [insert date]]

Copy to: Crédit Agricole Corporate and Investment Bank (“FleetCo Security Agent”), 9 quai du Président Paul Doumer, 92920 Paris, La Défense Cadex, France.

Dear Sirs,

1.	Reference is made to the Master German Fleet Purchase Agreement dated on or about 5 March 2013 (as amended, restated or modified from time to time) entered into between, inter alios, Dutch FleetCo and German OpCo (the “Master German Fleet Purchase Agreement”) as well as to the Master German Fleet Lease Agreement dated on or about 5 March 2013 (as amended, restated or modified from time to time) and entered into between, inter alios, Dutch FleetCo and German OpCo (the “Master German Fleet Lease Agreement”).

2.	Terms not defined herein shall have the same meanings ascribed to them in the Master German Fleet Purchase Agreement or the Master German Fleet Lease Agreement, as applicable.

3.	This document constitutes a Purchase Offer and Lease Request within the terms of the Master German Fleet Purchase Agreement and the Master German Fleet Lease Agreement.

4.	Purchase and Transfer of Title

4.1	We herewith submit to Dutch FleetCo a Purchase Offer and Lease Request for Dutch FleetCo to purchase certain vehicles (together with all Related Rights) specified in Annex 1 (Details of Vehicles) to this Purchase Offer and Lease Request, in each case at the applicable Onward Purchase Price specified herein. Details of the account(s) into which the applicable Onward Purchase Price (plus applicable VAT received from German OpCo) payable for the Vehicles specified in Annex 1 (Details of Vehicles) hereto (and Related Rights) shall be paid as set out in Annex 2 (Payment Account Details) hereto.

4.2	Concurrently, we herewith submit to Dutch FleetCo a Purchase Offer and Lease Request for Dutch FleetCo to acquire all of German OpCo’s existing and future rights (including any expectancy/inchoate rights (Anwartschaftsrechte) and title (Eigentum)) in respect of each of the Vehicles (together with all Related Rights) specified in Annex 1 (Details of Vehicles) to this Purchase Offer and Lease Request.

4.3	We hereby further offer to assign to you any Related Rights and any claims for return (Abtretung der Herausgabeansprüche) against any person who is in possession of such Vehicles. We are, however, entitled to exercise any Related Right notwithstanding the assignment of any Related Right to you. We hereby agree that German OpCo shall hold possession of such Vehicles (either immediate possession (unmittelbarer Besitz) or constructive possession (mittelbarer Besitz) on custody for you free of charge (unentgeltliche Verwahrung)) such that we shall be obliged to surrender (herausgeben) such Vehicles to you upon your demand, in each case only without undue delay (unverzüglich) upon expiry of any lease agreement relating to the relevant Vehicles then having been made with third parties in the ordinary course of our business.

4.4	Moreover, we herewith offer to assign our claims to receive the German Vehicle Documents against the relevant immediate possessor thereof (including, without limitation, pursuant to the German Custody Agreement).

5.	Lease Request pursuant to Master German Fleet Lease Agreement

We herewith offer to you to lease to us in accordance with the terms of the Master German Fleet Lease Agreement the Vehicles purchased according to this Purchase Offer and Lease Request as further specified in Annex 1 hereto.

6.	We hereby confirm that each of the representations and warranties set out in Clause 8 (Representations by German OpCo) of the Master German Fleet Purchase Agreement is or (as the case may be) remains true and correct at the date hereof by reference to the facts and circumstances currently subsisting.

7.	We hereby confirm that each of the conditions precedent to lease set out in clause 6.1 of the Master German Fleet Lease Agreement is satisfied or will be satisfied on the Lease Commencement Date. [If some conditions precedent are waived, certify this is the case.]

8.	If Dutch FleetCo wishes to accept this Purchase Offer and Lease Request, please sign, date and return the enclosed copy of this Purchase Offer and Lease Request to Zimmersmühlenweg 21, 61437 Oberursel, Germany (Attention: Fleet Accounting Department) by way of Dutch FleetCo’s acknowledgement and acceptance of this Purchase Offer and Lease Request, which signed acknowledgement and acceptance shall constitute the Purchase and Lease Confirmation.

9.	The Purchase and Lease Confirmation shall constitute:

9.1	an agreement relating to the purchase of the vehicles;

9.2	an agreement relating to transfer of all of German OpCo’s existing and future rights (including any expectancy/inchoate rights (Anwartschaftsrechte)) and title (Eigentum) to the Vehicles (Einigung über den Eigentumsübergang);

9.3	in each case if and to the extent applicable, (i) an agreement to assign to Dutch FleetCo all claims for return of the Vehicles specified in Annex 1 hereto which German OpCo has against any person who is in possession of such Vehicle (Abtretung der Herausgabeansprüche) or (ii) an agreement to create constructive possession (Besitzkonstitut) of Dutch FleetCo in respect of the Vehicles specified in Annex 1 hereto, and

9.4	an agreement in respect of a lease of Vehicles to German OpCo according to the terms of the Master German Fleet Lease Agreement in respect of such Vehicles purchased by Dutch FleetCo according to the Master German Fleet Purchase Agreement.

10.	On receipt of such Purchase and Lease Confirmation, such Purchase and Lease Confirmation, together with this Purchase Offer and Lease Request shall constitute the Individual Purchase and Lease Agreement relating to the Vehicles specified in Annex 1 hereto and the Related Rights relating to such Vehicles.

11.	This letter and all non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, the laws of The Netherlands, except for Clauses 4.2, 5.3, 5.4, 9.2 and 9.3 which shall be governed by the laws of Germany.

12.	Exclusive place of jurisdiction is the competent court of Amsterdam, The Netherlands.

Yours faithfully

Avis Budget Autovermietung GmbH & Co. KG

[if represented by a third party, insert: represented by [insert name] on the basis of a power of attorney dated [insert date]]

By:	By:

[ON COPY]

***************************************************************************

We hereby acknowledge and accept the terms of the Purchase Offer and Lease Request set out above and in Annex 1 hereto in relation to the Vehicles referred to therein and accept to acquire all of German OpCo’s existing and future rights and title to the Vehicles, as set out above and to lease the Vehicles to German OpCo according to the terms of the Master German Fleet Lease Agreement.

Dutch FleetCo

[if represented by a third party, insert: represented by [insert name] on the basis of a power of attorney dated [insert date]]

By:	By:

Place/Date:	[—]

Copy to:	Avis Europe plc, Avis Budget House, Park Road, Bracknell, Berkshire, RG12 2EW.

FleetCo Security Agent and Transaction Agent, 9 quai du Président Paul Doumer, 92920 Paris, La Défense Cadex, France.

ANNEX 1

Part 1 - Details of Vehicles

1.	Name/Address of Vehicle Manufacturer / Vehicle Dealer

[—]

2.	Vehicle model and year

[—]

3.	Number of vehicles

[—]

4.	Vehicle Manufacturer Agreement or Vehicle Dealer Agreement pursuant to which Vehicle or German OpCo Existing Fleet Vehicle was purchased by German OpCo

[—]

5.	Vehicle Identification Number (Fahrzeugidentifizierungsnummer)

[—]

6.	Onward Purchase Price

[—]

7.	Due date for payment of Onward Purchase Price

[—]

8.	Expected date of delivery (if applicable)

[—]

9.	Initial Purchase Price

[—]

10.	Vehicle Manufacturer Repurchase Price

[—]

Part 2 – Lease Request1

1.	Onward Purchase Price

[—]

2.	OpCo Repurchase Price

[—]

3.	Lease Commencement Date

[—]

4.	Programme / Non-Programme Vehicle

[—]

5.	Estimated Lease Expiration Date[2]

[—]

[1]	To be further adjusted as applicable.
[2]	For Programme Vehicles, the maximum holding period as calculated in accordance with the relevant Vehicle Manufacturer Agreement or Vehicle Dealer Agreement, subject to a maximum period of 12 months from the Lease Commencement Date. For Non-Programme Vehicles, 12 months from the Lease Commencement Date.

ANNEX 2

Payment Account Details

SCHEDULE 2

FORM OF REPURCHASE OFFER AND LEASE TERMINATION NOTICE

From:	Avis Budget Autovermietung GmbH & Co. KG (“German OpCo”)

[if represented by a third party, insert: represented by [insert name] on the basis of a power of attorney dated [insert date]]

To:	FinCar Fleet B.V. (“Dutch FleetCo”)

[if represented by a third party, insert: represented by [insert name] on the basis of a power of attorney dated [insert date]]

Copy to: Crédit Agricole Corporate and Investment Bank (“FleetCo Security Agent” and as “Transaction Agent”), 9 quai du Président Paul Doumer, 92920 Paris, La Défense Cadex, France.

Dear Sirs,

1.	Reference is made to the Master German Fleet Purchase Agreement dated on or about 5 March 2013 (as amended, restated or modified from time to time) entered into between, inter alios, Dutch FleetCo and German OpCo (the “Master German Fleet Purchase Agreement”) as well as to the Master German Fleet Lease Agreement dated on or about 5 March 2013 (as amended, restated or modified from time to time) and entered into between, inter alios, Dutch FleetCo and German OpCo (the “Master German Fleet Lease Agreement”).

2.	Terms not defined herein shall have the same meanings ascribed to them in the Master German Fleet Purchase Agreement or the Master German Fleet Lease Agreement, as applicable.

3.	This document constitutes a Repurchase Offer and Lease Termination Notice within the terms of the Master German Fleet Purchase Agreement and the Master German Fleet Lease Agreement.

4.	Repurchase and Retransfer of Title

4.1	We herewith submit to Dutch FleetCo a Repurchase Offer and Lease Termination Notice for German OpCo to repurchase all of Dutch FleetCo’s Vehicles (together with all Related Rights) specified in Annex 1 (Details of Vehicles) to this Repurchase Offer and Lease Termination Notice.

4.2	We herewith submit to Dutch FleetCo a Repurchase Offer and Lease Termination Notice for German OpCo to acquire all of Dutch FleetCo’s existing and future rights (including any expectancy/inchoate rights (Anwartschaftsrechte) and title (Eigentum)) in respect of each of the Vehicles (together with all Related Rights) specified in Annex 1 (Details of Vehicles) to this Repurchase Offer and Lease Termination Notice, subject to the full and irrevocable payment of the applicable OpCo Repurchase Price specified herein to Dutch FleetCo (Eigentumsvorbehalt).

5.	We hereby further submit to Dutch FleetCo the offer to assign to German OpCo any Related Rights and any claims for return (Abtretung der Herausgabeansprüche) against any person who is in possession of such Vehicles.

6.	Lease Termination pursuant to the Master German Fleet Lease Agreement

We herewith agree that the lease of vehicles to German OpCo in respect of the Vehicles specified in Annex 1 hereto shall be terminated.

7.	We hereby confirm that each of the representations and warranties set out in Clause 8 (Representations by German OpCo) of the Master German Fleet Purchase Agreement is or (as the case may be) remains true and correct at the date hereof by reference to the facts and circumstances currently subsisting.

8.	If Dutch FleetCo wishes to accept this Repurchase Offer and Lease Termination Notice, please sign, date and return the enclosed copy of this Repurchase Offer and Lease Termination Notice to Zimmersmühlenweg 21, 61437 Oberursel, Germany (Attention: Fleet Accounting Department) by way of Dutch FleetCo’s acknowledgement and acceptance of this Repurchase Offer and Lease Termination Notice, which signed acknowledgement and acceptance shall constitute the Repurchase and Lease Termination Confirmation.

9.	The Repurchase and Lease Termination Confirmation shall constitute:

9.1	an agreement relating to the purchase of Vehicles;

9.2	an agreement relating to the transfer of all of Dutch FleetCo’s existing and future rights (including any expectancy/inchoate rights (Anwartschaftsrechte)) and title (Eigentum) to the Vehicles (Einigung über den Eigentumsübergang) subject to the full and irrevocable payment of the OpCo Repurchase Price;

9.3	in each case if and to the extent applicable, (i) an agreement to assign to German OpCo all claims for return of the Vehicles specified in Annex 1 hereto against any person who is in possession of such Vehicle (Abtretung der Herausgabeansprüche) or (ii) an agreement to create constructive possession (Besitzkonstitut) of German OpCo in respect of the Vehicles specified in Annex 1 hereto; and

9.4	an agreement relating to the termination of the lease of Vehicles to German OpCo in respect of the Vehicles specified in Annex 1 hereto.

10.	On receipt of such Repurchase and Lease Termination Confirmation, such Repurchase and Lease Termination Confirmation, together with this Repurchase Offer and Lease Termination Notice shall, constitute the Individual Repurchase and Lease Termination Agreement relating to the Vehicles specified in Annex 1 hereto and the Related Rights relating to such Vehicles.

11.	This letter and all non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, the laws of The Netherlands, except for clauses 4.2, 5, 9.2 and 9.3 which shall be governed by the laws of Germany.

12.	Exclusive place of jurisdiction is Amsterdam, The Netherlands.

Yours faithfully

Avis Budget Autovermietung GmbH & Co. KG

[if represented by a third party, insert: represented by [insert name] on the basis of a power of attorney dated [insert date]]

By:	By:

[ON COPY]

***************************************************************************

We hereby acknowledge and accept the terms of the Repurchase Offer and Lease Termination Notice set out above and in Annex 1 hereto in relation to the Vehicles referred to therein and accept to sell and to transfer to German OpCo all of our existing and future rights and title to the Vehicles, as set out above. We further agree that the lease to German OpCo of Vehicles specified in Annex 1 hereto is terminated.

Dutch FleetCo

[if represented by a third party, insert: represented by [insert name] on the basis of a power of attorney dated [insert date]]

By:	By:

Place/Date:	[—]

Copy to:	Avis Europe plc, Avis Budget House, Park Road, Bracknell, Berkshire, RG12 2EW.

FleetCo Security Agent and Transaction Agent, 9 quai du Président Paul Doumer, 92920 Paris, La Défense Cadex, France.

ANNEX 1

Details of Vehicles

1.	Name/Address of Vehicle Manufacturer / Vehicle Dealer

[—]

2.	Vehicle model and year

[—]

3.	Number of vehicles

[—]

4.	Vehicle Manufacturer Agreement or Vehicle Dealer Agreement pursuant to which Vehicle or German OpCo Existing Fleet Vehicle was purchased by German OpCo

[—]

5.	Vehicle Identification Number (Fahrzeugidentifizierungsnummer)

[—]

6.	OpCo Repurchase Price

[—]

7.	Due date for payment of OpCo Repurchase Price

[—]

SCHEDULE 3

EXTENDED RETENTION OF TITLE, PUT OPTION AND DIRECT PAYMENT

INSTRUCTION

Part A: Extended retention of title, FleetCo Put Option and Direct Payment Instruction

1.	Extended retention of title

An extended retention of title provision shall be included in the relevant Vehicle Purchasing Agreement.

2.	Put Option

Pursuant to Clause [—] ([Repurchase Obligation/Right to Tender/Put Option (Rückkaufsverpflichtung/Andienungsrecht/Put Option)]) German OpcO has certain rights against the Vehicle Supplier (such rights of German OpCo are referred to as the “Put Option”).

The Put Option clause is expected to be in substantially the following form:

By means of a genuine contract for the benefit of a third party pursuant to Sections 328 et seq. of the German Civil Code, the Parties agree that Dutch FleetCo shall be entitled to all the same rights which German OpCo may have under the Put Option (such rights of Dutch FleetCo under this Clause are referred to as the “FleetCo Put Option”). Section 335 of the German Civil Code shall not apply in respect of the FleetCo Put Option and Dutch FleetCo shall be entitled to exercise the FleetCo Put Option in its sole discretion, in its own name and in its own right, i.e. its rights under the FleetCo Put Option shall not derive from and shall not go beyond the Put Option of German OpCo. Dutch FleetCo may exercise the FleetCo Put Option in respect of any Vehicle which it owns or which it is otherwise entitled to dispose of at the time when the exercise of the FleetCo Put Option is intended to occur in respect of that Vehicle.

The exercise of the FleetCo Put Option by Dutch FleetCo is subject to the following two conditions:

1.	The Vehicle in respect of which the FleetCo Put Option is exercised has been purchased by Dutch FleetCo from German OpCo pursuant to the German Master Fleet Purchase Agreement and such Vehicle has also been leased by Dutch FleetCo to German OpCo pursuant to the German Master Lease Agreement; and

2.	a Default, howsoever described, has occurred with respect to German OpCo under any contractual relationship between German OpCo and Dutch FleetCo and such Default and the intention of Dutch FleetCo to exercise the FleetCo Put Option has been notified by Dutch FleetCo to the Vehicle Supplier and German OpCo (the “Option Notice”). “Default” means, for the purpose of this Clause, that a default of German OpCo has occurred under any contractual relationship between German OpCo and Dutch FleetCo which entitles Dutch FleetCo to terminate the related contract by Dutch FleetCo (the “Conditions”).

German OpCo is no longer entitled to exercise the Put Option once, cumulatively (1) the Conditions have occurred and are continuing and (2) Dutch FleetCo has given the Option Notice in accordance with the foregoing paragraph. If an Option Notice is received (Zugang) by the Vehicle Supplier after the receipt (Zugang) of the notice of German OpCo by which it exercises its Put Option in respect of a Vehicle and such Put Option has not been yet fully settled, such Put Option shall be void and the relevant Vehicle shall be subject to the FleetCo Put Option. For the avoidance of doubt, any already fully settled Put Option shall not be affected by the exercise of the FleetCo Put Option. In any event, only either the Put Option or the FleetCo Put Option may be exercised with respect to any particular Vehicle.

The Parties further agree that the FleetCo Put Option is fully independent of German OpCo’s Put Option and any amendments as well as any objections deriving from the contractual relationship between German OpCo and Vehicle Suppliers shall neither negatively affect nor be asserted against the FleetCo Put Option. Hence, Section 334 of the German Civil Code shall not apply. [The Vehicle Supplier shall be entitled to set-off its claims under the relevant [VPA] (but not under any other agreement) against German OpCo with respect to a certain Vehicle against Dutch FleetCo’s claim for payment of the repurchase price with respect to such Vehicle.]3 This Clause [—] shall survive any termination of this Agreement. Dutch FleetCo may freely assign its rights under this Clause [—] to FleetCo Security Trustee at any time.

3.	Direct Payment Instruction

Payment Instructions

The parties agree that German OpCo shall instruct [OEM] to pay the repurchase price (including any applicable VAT) in respect of the Vehicles purchased by [OEM] from German OpCo directly to an account of Dutch FleetCo. Such payment from [OEM] to Dutch FleetCo shall discharge the obligation of [OEM] to pay the repurchase price to German OpCo (including any applicable VAT) as well as the obligation of German OpCo to pay the repurchase price (in respect of which VAT is not payable) to Dutch FleetCo according to the Master Fleet Purchase Agreement between German OpCo and Dutch FleetCo. German OpCo is obliged to set out such payment instructions and the relevant account details of Dutch FleetCo in the relevant invoice to [OEM].

Part B:	Minimum Buy-Back Principles

Confidentiality

Avis shall be entitled to disclose any term of the [VPA] in connection with any proposed issue of securities and/or other form of financing which is secured, whether directly or indirectly, on any Vehicle to be purchased by Avis or the rights, interests or benefits of Avis under the [VPA] (a “Finance Transaction”):

(a) to any affiliate of Avis or Dutch FleetCo or any issuer, guarantor, funding provider (being a bank lender or otherwise, security trustee, lead manager or arranger (or any person appointed in a similar role), rating agency, servicer, monoline insurer

[3]	Such set-off right shall not be included, if the current VPA provides for a prohibition of set-off, i.e. an OEM/vehicle supplier shall not be put in a better position by introducing the Put Option.

or any other person providing credit support or credit or liquidity enhancement for a proposed Finance Transaction or any person to whom or for whose benefit Dutch FleetCo assigns, pledges or transfers any rights as well as their agents, professional advisers and Affiliates; and

(b)(other than in relation to any commercial terms including purchase price, repurchase price, any requirement in relation to the number of Vehicles required to be purchased by Avis pursuant to the [VPA], discounts, depreciation, payment terms, bonus arrangements, refurbishment costs, over mileage penalties (as the case may be)), pursuant to any offering document, or investor presentation or any other marketing materials prepared in connection with a proposed Finance Transaction.

SCHEDULE 4

FORM OF DIRECTOR’S CERTIFICATE REGARDING VEHICLE

MANUFACTURER AGREEMENTS AND VEHICLE DEALER AGREEMENTS

To:

FinCar Fleet B.V.

Rapenburgerstraat 175B

1011 VM Amsterdam

The Netherlands

(“Dutch FleetCo”)

Crédit Agricole Corporate and Investment Bank

9 quai du Président Paul Doumer

92920 Paris La Défense Cedex,

France

(the “FleetCo Security Agent” and “Transaction Agent”)

Pursuant to clause 16.1.2 of the Master German Fleet Purchase Agreement, the undersigned,                             , a Director of Avis Budget Autovermietung GmbH & Co. KG (“German OpCo”), hereby certifies that:

(a)	Appendix A hereto contains a complete list of all Vehicle Manufacturer Agreements and Vehicle Dealer Agreements entered into or renewed by German OpCo during the calendar year [—]; and

(b)	the undersigned hereby certifies that all Vehicle Manufacturer Agreements and Vehicle Dealer Agreements listed in Appendix A include provisions substantially the same as those set out in Schedule 3 of the Master German Fleet Purchase Agreement and where the Vehicle Manufacturer Agreements and Vehicle Dealer Agreements do not contain such provisions, those Vehicle Manufacturer Agreements and Vehicle Dealer Agreements are listed in Appendix B.

IN WITNESS WHEREOF, the undersigned has executed this certificate this      day of         , 20    .

[Name]
Director of Avis Budget Autovermietung GmbH & Co. KG

Appendix A

Appendix B

SCHEDULE 5

FORM OF VAT CERTIFICATE

[On the letterhead of German OpCo]

To: FinCar Fleet B.V.	[insert date]

Copy to: Credit Agricole Corporate and Investment Bank (“FleetCo Security Agent” and as “Transaction Agent”)

Avis Budget Autovermietung GmbH & Co. KG (“German OpCo” ) under a master German fleet purchase agreement entered into between German OpCo, Fincar Fleet B.V. and Crédit Agricole Corporate and Investment Bank (together the “Parties” and each of a “Party”) (the “Master German Fleet Purchase Agreement” as amended and restated from time to time) hereby confirms that with regard to the period from [—] to [—] under any VAT (Umsatzsteuer) advance tax returns (Umsatzsteuervoranmeldung) either:

a)	no VAT was payable, on the grounds of the input VAT claim exceeding the output VAT obligation (Vorsteuerüberschuss) of German OpCo; or

b)	in relation to the VAT pre-assessment period (Voranmeldungszeitraum) of [insert the respective calendar month in accordance with Clause 9 of the Master German Fleet Purchase Agreement], German OpCo fully paid the respective VAT prepayment (Vorauszahlung) to the German tax authorities and in particular, but notwithstanding the treatment of cross-border supplies (if any) which are generally VAT-exempt in accordance with Section 4 No. 1 of the German VAT Act, VAT embedded in the Vehicle Manufacturer Repurchase Price or Third Party Repurchase Price, as applicable, (each of defined in the Master Definition Agreement, entered into between, amongst others the Parties on or about 5 March 2013) generated in this pre-assessment period (Voranmeldungszeitraum) was included in the VAT prepayment (Vorauszahlung) by German OpCo.

By:

for and on behalf Avis Budget Autovermietung GmbH & Co. KG

SIGNATURE PAGE

MASTER GERMAN FLEET PURCHASE AGREEMENT

AVIS BUDGET AUTOVERMIETUNG GMBH & CO. KG

as German OpCo

By:	/s/ Benno Gassner	By:
Name:	Benno Gassner	Name:
Title:	Director Finance	Title:

acting on behalf of Avis Budget Autovermietung Verwaltungsgesellschaft mbH as the general partner of Avis Budget Autovermietung GmbH & Co. KG

FINCAR FLEET B.V.

as Dutch FleetCo

By:	/s/ P.D. Haverkamp Idema	By:	/s/ J.J. van Ginkel
Name:	P.D. Haverkamp Idema	Name:	J.J. van Ginkel
	[Managing Director / Proxyholder A]		[Managing Director / Proxyholder B]

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as FleetCo Security Agent

By:	/s/ Edith Lusson
Name:	Edith Lusson
Title:	Managing Director